UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2018

Cogentix Medical, Inc.

(Exact Name of registrant as Specified in its charter)

Delaware	000-20970	13-3430173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5420 Feltl Road
Minnetonka, MN	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 426-6140

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously reported, on March 11, 2018, Cogentix Medical, Inc. (the “Company”), Camden Merger Sub, Inc., a Delaware corporation (“Purchaser”), and a wholly owned subsidiary of LM US Parent, Inc., a Delaware corporation (“Parent”), which is an affiliate of Laborie Medical Technologies Canada ULC (“Laborie”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Purchaser commenced, on March 26, 2018, a cash tender offer (the “Offer”) to purchase all of the issued and outstanding shares of common stock, par value $0.01 per share (the “Shares”), of the Company at a price of $3.85 per Share in cash, net to the seller in cash, without interest and less any applicable withholding taxes (the “Offer Price”).

The Offer and withdrawal rights expired as scheduled at 12:00 midnight, New York City time, at the end of Friday, April 20, 2018. The Offer was not extended. Broadridge Corporate Issuer Solutions, Inc., the depositary for the Offer, has advised that, as of the expiration of the Offer, 51,455,314 Shares (excluding 34,769 Shares tendered under guaranteed delivery procedures), representing approximately 84.5% of the Shares issued and outstanding as of the expiration of the Offer, were validly tendered and not validly withdrawn pursuant to the Offer. As all conditions to the Offer were satisfied, Purchaser accepted for payment all Shares that were validly tendered and not validly withdrawn (including those Shares tendered under guaranteed delivery procedures) pursuant to the Offer. Parent and Purchaser were required to make prompt payment of the Offer Price for such Shares.

Following expiration of the Offer and Purchaser’s subsequent acceptance for payment of the Shares, Purchaser had ownership sufficient to effect the merger (the “Merger”) under Section 251(h) of the Delaware General Corporation Law (“DGCL”) without a vote of stockholders of the Company. Accordingly, on April 23, 2018, Purchaser effected the Merger in which Purchaser merged with and into the Company, with the Company surviving the Merger and continuing as a wholly owned subsidiary of Parent.

In the Merger, each Share outstanding (other than Shares accepted for payment in the Offer, Shares held by the Company, and Shares for which a stockholder of the Company has properly exercised appraisal rights under Delaware law) was converted into the right to receive a price per Share equal to the Offer Price.

The foregoing summary description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on March 12, 2018, and which is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 23, 2018, the Company (i) notified the Nasdaq Capital Market (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (x) suspend trading in the Shares effective April 24, 2018 and (y) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the termination of the Company’s registration and reporting obligations under Section 12(g) of the Exchange Act, and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act, with respect to the Shares.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

As a result of Purchaser’s acceptance for payment of all Shares that were validly tendered and not withdrawn pursuant to the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL on April 23, 2018, a change in control of the Company occurred, and the Company now is a wholly owned subsidiary of Parent. The information set forth under Item 2.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, at the effective time of the Merger, James D’Orta, Uri Geiger, Darin Hammers, Cheryl Pegus, Lewis Pell, Kenneth Samet, Nachum Shamir and Howard Zauberman each resigned as, and ceased to be, members of the Company’s Board of Directors. These resignations were not a result of any disagreement between the Company and the directors on any matter relating to the Company’s operations, policies or practices.

In connection with the Merger, Mr. Hammers resigned from his position as President and Chief Executive Officer of the Company and Brett Reynolds resigned from his position as Senior Vice President, Chief Financial Officer and Corporate Secretary of the Company. Mr. Hammers and Mr. Reynolds each entered into a Separation and Release of Claims Agreement with the Company and Laborie Medical Technologies, Corp. (“Laborie MT”), a Delaware corporation and an affiliate of Laborie effective on April 24, 2018 and April 23, 2018, respectively (the “Hammers Separation Agreement” and the “Reynolds Separation Agreement”, respectively, and together, the “Separation Agreements”). Pursuant to the Separation Agreements, Mr. Hammers and Mr. Reynolds each agreed to a release of claims against the Company and Laborie MT and their respective affiliates and to certain post-employment covenants, including (i) nondisparagement and (ii) nondisclosure of the Company’s confidential information in accordance with Mr. Hammers’ and Mr. Reynolds’ previously executed Team Member Confidentiality, Inventions, Non-Compete and Non-Solicitation Agreements.

In consideration for his execution and nonrevocation of the Hammers Separation Agreement, Mr. Hammers is entitled to receive a lump sum cash payment of $701,250 (representing his base salary and his last established targeted annual cash incentive compensation, the severance payment due pursuant to Mr. Hammers’ Employment Agreement with the Company, dated July 11, 2016 (the “Hammers Employment Agreement”)). Pursuant to the Hammers Separation Agreement, Mr. Hammers’ separation from service will be treated as a termination without “cause” for all purposes, including for purposes of all compensation and benefit plans, policies, agreements, and arrangements for the Company and its subsidiaries in which Mr. Hammers participated or to which he was a party. The Hammers Separation Agreement also sets forth the benefits to which Mr. Hammers is entitled upon termination, including: (i) COBRA coverage payments for up to 12 months following the termination date, (ii) a lump sum cash payment of $42,437 (representing Mr. Hammer’s accrued but unused vacation through April 24, 2018) and (iii) a lump sum cash payment of $35,417 (representing payment in lieu of termination notice pursuant to the Hammers Employment Agreement).

In consideration for his execution and nonrevocation of the Reynolds Separation Agreement, Mr. Reynolds is entitled to receive a lump sum cash payment of $435,000 (representing his base salary and his last established targeted annual cash incentive compensation, the severance payment due pursuant to Mr. Reynolds’ Employment Agreement with the Company, dated June 6, 2016 (the “Reynolds Employment Agreement”)). Pursuant to the Reynolds Separation Agreement, Mr. Reynolds’ separation from service will be treated as a termination without “cause” for all purposes, including for purposes of all compensation and benefit plans, policies, agreements, and arrangements for the Company and its subsidiaries in which Mr. Reynolds participated or to which he was a party. The Reynolds Separation Agreement also sets forth the benefits to which Mr. Reynolds is entitled upon termination, including: (i) COBRA coverage payments for up to 12 months following the termination date, (ii) a lump sum cash payment of $28,846 (representing Mr. Reynolds’ accrued but unused vacation through April 23, 2018) and (iii) a lump sum cash payment of $25,000 (representing payment in lieu of termination notice pursuant to the Reynolds Employment Agreement).

The foregoing descriptions of the terms and conditions of the Separation Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Hammers Separation Agreement and the Reynolds Separation Agreement, copies of which are filed hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Pursuant to the Merger Agreement, at the effective time of the Merger, Michael Frazzette and Walter Stothers became the directors of the Company.

In addition, pursuant to the Merger Agreement, effective as of the effective time of the Merger, Michael Frazzette became the President of the Company, and Walter Stothers became the Secretary of the Company.

Information regarding the new directors and officers has been previously disclosed in Schedule I of the Offer to Purchase as filed with the Tender Offer Statement on Schedule TO of Purchaser and Parent, originally filed with the SEC on March 26, 2018 (as amended and supplemented from time to time, the “Schedule TO”), which information is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws, as in effect immediately prior to the effective time of the Merger, were amended and restated in their entirety. Copies of the Company’s amended and restated certificate of incorporation and amended and restated by-laws are attached as exhibits to the Merger Agreement previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on March 12, 2018.

Item 8.01. Other Events.

On April 21, 2018, Laborie issued a press release announcing the expiration and results of the Offer. The full text of the press release is attached as Exhibit 99.1 hereto and Exhibit (a)(5)(iii) to Amendment No. 1 to the Schedule TO.

On April 23, 2018, Laborie and the Company issued a press release announcing the completion of the Merger. The full text of the press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of March 11, 2018, by and among LM US Parent, Inc., Camden Merger Sub, Inc. and Cogentix Medical, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Cogentix Medical, Inc. with the SEC on March 12, 2018).

3.1	Amended and Restated Certificate of Incorporation of Cogentix Medical, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Cogentix Medical, Inc. with the SEC on March 12, 2018).

3.2	Amended and Restated Bylaws of Cogentix Medical, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Cogentix Medical, Inc. with the SEC on March 12, 2018).

10.1	Separation and Release of Claims Agreement, dated April 24, 2018, by and among Darin Hammers, Cogentix Medical, Inc. and Laborie Medical Technologies, Corp.

10.2	Separation and Release of Claims Agreement, dated April 23, 2018, by and among Brett Reynolds, Cogentix Medical, Inc. and Laborie Medical Technologies, Corp.

99.1	Press Release issued by Laborie Medical Technologies Canada ULC, dated April 21, 2018 (incorporated herein by reference to Exhibit (a)(5)(iii) to Amendment No. 1 to the Schedule TO of Camden Merger Sub, Inc. and LM US Parent, Inc. filed with the SEC on April 23, 2018).

99.2	Press Release issued by Laborie Medical Technologies Canada ULC and Cogentix Medical, Inc., dated April 23, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COGENTIX MEDICAL, INC.

Date: April 24, 2018	By:	/s/ Michael Frazzette
	Name:	Michael Frazzette
	Title:	Chief Executive Officer